Exhibit 5.1

May 19, 2026

AEye, Inc.

4670 Willow Road

Suite 125

Pleasanton, California 94588

Ladies and Gentlemen:

We have acted as special counsel to AEye, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company relating to the registration of the offer and sale of up to 6,750,000 shares of common stock, par value $0.0001 per share (the “Shares”), issuable pursuant to the terms and in the manner set forth in the Amended and Restated AEye, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, to be filed with the Securities and Exchange Commission (the “Commission”) under the Act; (ii) the Second Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iii) the Amended and Restated By-Laws of the Company, as currently in effect; (iv) the Equity Incentive Plan; and (v) resolutions of the board of directors of the Company relating to, among other things, the approval of the Equity Incentive Plan, the reservation for issuance of the Shares issuable thereunder and the filing of the Registration Statement. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Company’s Board of Directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Equity Incentive Plan prior to the issuance thereof. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the requisite corporate action on the part of the Company and, when issued, paid for, and delivered pursuant to the terms and in the manner set forth in the Equity Incentive Plan, and assuming that the Shares remain duly reserved for issuance within the limits of the Equity Incentive Plan then remaining authorized but unissued, will be validly issued, fully paid, and nonassessable.

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The foregoing opinion is based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations, or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished solely for the Company’s benefit in connection with the offer, sale, and issuance of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Benesch, Friedlander, Coplan & Aronoff LLP
BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP

AEye, Inc.

May 19, 2026